UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading symbol	Name of exchange on which registered
Ordinary shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Secured Promissory Note with Oramed

On November 14, 2025, Lifeward Ltd. (the “Company,” “we” or “us”) entered into a Secured Promissory Note (the “Secured Promissory Note”) with Oramed Ltd. (“Oramed”) pursuant to which, we issued to Oramed a secured promissory note in the principal amount of $3.0 million. This loan is secured by a lien on our cash. Interest on the loan accrues at a rate of 15% per annum, the loan matures on May 14, 2026.  The Secured Promissory Note contains customary representations, warranties and covenants limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes. The Secured Promissory Note provides for events of default customary for loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, Oramed may (i) accelerate payment of all obligations, impose an increased rate of interest, and terminate its commitments under the Secured Promissory Note and (ii) exercise any other right or remedy provided by contract or applicable law. Pursuant to the terms and conditions contained in the Loan, we may also be required to pay Oramed a termination fee of $500,000 under certain circumstances. The Secured Promissory Note is convertible into our ordinary shares at the option of Oramed, and there is mandatory conversion under certain circumstances.  The amounts under the Secured Promissory Note are convertible into our ordinary shares at a $0.45 per ordinary share, subject to adjustment as provided in the Secured Promissory Note. The number of ordinary shares Oramed may receive upon conversion of the Loan shall not exceed a beneficial ownership limitation of 4.99% of our ordinary shares, such ownership percentage to be determined in accordance with the terms of the Secured Promissory Note.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Secured Promissory Note, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2025, the Company issued a press release announcing its financial results for the third quarter ended September 30, 2025. A copy of the press release is being furnished herewith as Exhibit 99.1. As set forth in the press release, the Company will host a conference call to discuss its financial results for the third quarter ended September 30, 2025, on November 14, 2025 at 8:30 a.m. E.S.T. The archived webcast will be available at https://edge.media-server.com/mmc/p/522gfyx4 and/or through the Company’s website at www.golifeward.com under the “Investors” section for 30 days after the completion of the call.
of the call.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Press release dated November 14, 2025 of Lifeward Ltd., announcing financial results for the third quarter ended September 30, 2025.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: November 14, 2025	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer